Exhibit 99.1

Media Release

FOR IMMEDIATE RELEASE

March 29, 2018

PEABODY LAUNCHES PROCESS TO REDUCE PRICING AND EXTEND MATURITY OF TERM LOAN

ST. LOUIS, March 29 – Peabody (NYSE: BTU) announced today that it has launched a process to accommodate a repricing of the company’s Senior Secured Term Loan to provide additional financial and operational flexibility, extend the maturity profile and reduce its cash interest expense.

There can be no assurance that Peabody will be successful in amending the terms of its Senior Secured Term Loan, including repricing its term loan, and any amendments are subject to market and other customary conditions.

As part of this process, Peabody is reaffirming its prior operational and financial targets for full-year 2018. First quarter operating results are expected to be impacted by scheduled longwall moves at the Metropolitan and Wambo Mines as well as temporary weather effects and geological conditions in Australia. Relative to full-year guidance, first quarter metallurgical coal costs are expected to be modestly above the annual range. In addition, first quarter Australian export thermal volumes are expected to be approximately 2 million tons. 2018 results are still expected to come within prior targets for the full year.

In the first quarter, Peabody repurchased 4.4 million shares, bringing total repurchases under the $500 million authorized share buyback program to approximately $350 million since initiation. Current shares outstanding now total 126.5 million. In addition, the company has now secured $346 million in third-party surety bonds in Australia, enabling the release of nearly all restricted cash by the end of the second quarter of 2018.

The company expects to announce its first quarter earnings and host a call on April 25, at which time it will provide a full report on results, industry updates and forward-looking targets.

Peabody (NYSE: BTU) is the leading global pure-play coal company, serving power and steel customers in more than 25 countries on six continents. The company offers significant scale, high-quality assets, and diversity in geography and products. Peabody is guided by seven core values: safety, customer focus, leadership, people, excellence, integrity and sustainability. For further information, visit PeabodyEnergy.com.

Investor Contact:

Julie Gates

314.342.4336

This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company’s control, that are described in our Annual Report on Form 10-K, as well as additional factors we may describe from time to time in other filings with the SEC. You may get such filings for free at our website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.